WRITTEN CONSENT

OF THE SOLE DIRECTOR OF

GLOBAL INNOVATIVE PLATFORMS INC.

The undersigned, being the sole director of Global Innovative Platforms Inc., a Delaware corporation (the “Company”), acting pursuant to Delaware General Corporation Law, does hereby consent to the adoption of, and does hereby adopt, the following resolutions as of April 1, 2025 with the same force and effect as if they had been adopted at a duly convened meeting of the Board of Directors of the Company:

WHEREAS, the Board of Directors of the Company currently consists of one (1) member; and

WHEREAS, the Board of Directors has determined that it is in the best interests of the Company and its shareholders to increase the size of the Board of Directors to four (4) members to provide additional expertise and oversight as the Company advances its business objectives in innovative platforms and related technologies; and

WHEREAS, the Board of Directors has identified qualified individuals to serve as additional directors;

NOW, THEREFORE, BE IT RESOLVED, that effective April 1, 2026, the number of authorized directors of the Company is increased from one (1) to four (4); and it is further

RESOLVED, that the following individuals are hereby appointed to serve as directors of the Company, effective April 1, 2026, to hold office until their successors are duly elected and qualified or until their earlier resignation or removal:

•Elyssa Jacob Campbell

•James C. Jones

•Anthony (Tony) Porter

•David Mauer; and it is further

RESOLVED, that the officers of the Company are hereby authorized and directed to take all actions necessary or advisable to effectuate the foregoing resolutions, including but not limited to the preparation and filing of any required disclosures with the Securities and Exchange Commission (including an amendment to or new Form 8-K reporting the board increase and director appointments under Item 5.02), updating corporate records, and issuing any necessary notices; and it is further

RESOLVED, that all actions previously taken by the officers or agents of the Company that are consistent with the foregoing resolutions are hereby ratified, confirmed, and approved.

RESOLVED, that this consent may be executed by facsimile signature or docusign and upon such execution shall have the same force and effect as an original.

IN WITNESS WHEREOF, the undersigned, being the sole director of the Company, consents hereto in writing as of the date first written above and directs that this instrument be filed with the minutes of proceedings of the Board of Directors of the Company.

______________________________

Andrew Brown